Exhibit 23.1

Consent of Independent Public Accountants

To the Stockholders and Board of Directors of Central and South West
Corporation:

      As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1999, included in this Form 10-K, into Central and South West Corporation's previously filed registration statements on Form S-8 (File Nos. 2-70746, 33-12992, 33-49301, 33-63027 and 33-64233) and on Form
S-3 (File Nos. 33-50193 and 333-00911).

Arthur Andersen LLP

Dallas, Texas
March 10, 1999



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